
                                                                     EXHIBIT 4

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                                CREDIT AGREEMENT


                                  dated as of


                                 March 25, 1997


                                     among


                                   MAPCO INC.



                            The Lenders Party Hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent




         $400,000,000 REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY




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                               TABLE OF CONTENTS

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
                                   ARTICLE I

                                 Definitions..............................  1
SECTION 1.01.  Defined Terms..............................................  1
SECTION 1.02.  Classification of Loans and Borrowings..................... 17
SECTION 1.03.  Terms Generally............................................ 17
SECTION 1.04.  Accounting Terms; GAAP..................................... 18

                                  ARTICLE II

                                 The Credits.............................. 18
SECTION 2.01.  Commitments................................................ 18
SECTION 2.02.  Loans and Borrowings....................................... 19
SECTION 2.03.  Requests for Revolving Borrowings.......................... 20
SECTION 2.04.  Competitive Bid Procedure.................................. 20
SECTION 2.05.  Competitive LC Bid Procedure............................... 23
SECTION 2.06.  Committed Letters of Credit................................ 26
SECTION 2.09.  Termination and Reduction of
               Commitments................................................ 34
SECTION 2.10.  Repayment of Loans; Evidence of Debt....................... 35
SECTION 2.11.  Prepayment of Loans........................................ 36
SECTION 2.12.  Fees....................................................... 37
SECTION 2.13.  Interest................................................... 38
SECTION 2.14.  Alternate Rate of Interest................................. 39
SECTION 2.15.  Increased Costs............................................ 40
SECTION 2.16.  Break Funding Payments..................................... 43
SECTION 2.17.  Taxes...................................................... 44
SECTION 2.18.  Payments Generally; Pro Rata
               Treatment; Sharing of Set-offs............................. 47
SECTION 2.19.  Mitigation Obligations; Replacement
               of Lenders................................................. 49
SECTION 2.20.  Representation and Warranties of Each
               Lender..................................................... 50

                                  ARTICLE III

                        Representations and Warranties.................... 50
SECTION 3.01.  Organization; Powers....................................... 50
SECTION 3.02.  Authorization; Enforceability.............................. 51
SECTION 3.03.  Governmental Approvals; No Conflicts....................... 51
SECTION 3.04.  Financial Condition; No Material
               Adverse Change............................................. 51
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SECTION 3.05.  Properties.................................................. 52
SECTION 3.06.  Litigation and Environmental Matters........................ 52
SECTION 3.07.  Compliance with Laws and Agreements......................... 52
SECTION 3.08.  Investment and Holding Company Status....................... 53
SECTION 3.09.  Taxes....................................................... 53
SECTION 3.10.  Employee Benefit Plans...................................... 53
SECTION 3.11.  Subordinated Indebtedness................................... 53
SECTION 3.12.  Federal Reserve Regulations................................. 53

                                  ARTICLE IV

                                  Conditions............................... 54
SECTION 4.01.  Effective Date.............................................. 54
SECTION 4.02.  Each Credit Event........................................... 55

                                   ARTICLE V

                             Affirmative Covenants......................... 57
SECTION 5.01.  Financial Statements and Other
               Information................................................. 57
SECTION 5.02.  Notices of Material Events.................................. 59
SECTION 5.03.  Existence; Conduct of Business.............................. 60
SECTION 5.04.  Payment of Obligations...................................... 61
SECTION 5.05.  Books and Records; Inspection Rights........................ 61
SECTION 5.06.  Compliance with Laws........................................ 62
SECTION 5.07.  Use of Proceeds and Letters of Credit....................... 62

                                  ARTICLE VI

                             Negative Covenants............................ 62
SECTION 6.01.  Indebtedness................................................ 62
SECTION 6.02.  Liens....................................................... 64
SECTION 6.03.  Fundamental Changes......................................... 66
SECTION 6.04.  Funded Indebtedness......................................... 67
SECTION 6.05.  Dividend Restrictions....................................... 67
SECTION 6.06.  Consolidated Net Worth...................................... 68
SECTION 6.07.  Transactions with Affiliates................................ 68

                                  ARTICLE VII

                              Events of Default............................ 68
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                                 ARTICLE VIII

                           The Administrative Agent......................... 71

                                  ARTICLE IX

                                Miscellaneous............................... 74
SECTION 9.01.  Notices...................................................... 74
SECTION 9.02.  Waivers; Amendments.......................................... 74
SECTION 9.03.  Expenses; Indemnity; Damage Waiver........................... 77
SECTION 9.04.  Successors and Assigns....................................... 77
SECTION 9.05.  Survival..................................................... 80
SECTION 9.06.  Counterparts; Integration;
               Effectiveness................................................ 80
SECTION 9.07.  Severability................................................. 81
SECTION 9.08.  Governing Law; Jurisdiction; Consent
               to Service of Process........................................ 81
SECTION 9.09.  WAIVER OF JURY TRIAL......................................... 82
SECTION 9.10.  Headings..................................................... 82
SECTION 9.11.  Confidentiality.............................................. 82
SECTION 9.12.  Interest Rate Limitation..................................... 83
SECTION 9.13.  Original Credit Agreement.................................... 83

SCHEDULES:

Schedule 2.01 -- Commitments

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Borrower's Counsel
Exhibit C -- Form of Borrowing Request
Exhibit D -- Form of Competitive Bid Request



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                                        CREDIT AGREEMENT dated as of March 25,
                               1997, among MAPCO INC., a Delaware corporation (the "Borrower"), the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                      The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.



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     "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan or Committed Letter of Credit, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:


===============================================================================================================
            Index Debt Ratings:                           Eurodollar Spread           Facility Fee Rate
            ------------------                            -----------------           -----------------
                                                                       (In Basis Points)
---------------------------------------------------------------------------------------------------------------
                Category 1
                ----------
              A-/A3 or higher                                     17.00                    8.00
---------------------------------------------------------------------------------------------------------------
                Category 2
                ----------
                 BBB+/Baa1                                        17.50                   10.00
---------------------------------------------------------------------------------------------------------------

                Category 3
                ----------
                 BBB/Baa2                                         21.50                   11.00
---------------------------------------------------------------------------------------------------------------
                Category 4
                ----------
                 BBB-/Baa3                                        27.50                   15.00
---------------------------------------------------------------------------------------------------------------
                Category 5
                ----------
             BB+/Ba1 or lower                                     40.00                   22.50
===============================================================================================================

     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be


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based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.




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     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means MAPCO Inc., a Delaware corporation.

     "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

     "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means (a) the acquisition, without the approval of a majority of the board of directors of the Borrower, of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed


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                                                                              5


by directors so nominated; or (c) the acquisition, without the approval of a majority of the board of directors of the Borrower, of direct or indirect Control of the Borrower by any Person or group.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Committed Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

     "Committed Letter of Credit" means a Letter of Credit issued pursuant to
Section 2.06.

     "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

     "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

     "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

     "Competitive LC Bid" means an offer by a Lender to issue a Competitive Letter of Credit in accordance with Section 2.05.

     "Competitive LC Bid Rate" means, with respect to any Competitive LC Bid, the Competitive LC Rate offered by the Lender making such Competitive LC Bid.

     "Competitive LC Bid Request" means a request by the Borrower for Competitive LC Bids in accordance with Section 2.05.



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     "Competitive LC Disbursement" means a payment made by any Lender pursuant to a Competitive Letter of Credit issued by such Lender.

     "Competitive LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Competitive Letters of Credit at such time plus (b) the aggregate amount of all Competitive LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

     "Competitive LC Rate" means, with respect to any Competitive Letter of Credit, the rates per annum at which commissions, fees and other charges are payable thereon specified by the Lender issuing such Competitive Letter of Credit in its related Competitive LC Bid.

     "Competitive Letter of Credit" means a Letter of Credit issued pursuant to
Section 2.05.

     "Competitive Loan" means a Loan made pursuant to Section 2.04.

     "Consolidated Capitalization" means, at any time, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (i) stockholders' equity as reflected on the most recent financial statements delivered to the Administrative Agent pursuant to Section 3.04 or 5.01 of this Agreement and
(ii) Consolidated Funded Indebtedness.

     "Consolidated Funded Indebtedness" means Consolidated Senior Funded Indebtedness plus Subordinated Indebtedness.

     "Consolidated Net Assets" means the sum of (i) the consolidated assets of the Borrower and its Subsidiaries (excluding the Borrower's equity interest in Seminole) less, without duplication, (a) consolidated current liabilities (excluding current maturities of Consolidated Funded Indebtedness), (b) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (c) minority interests in Subsidiaries of the Borrower, (d) all other long-term liabilities (other than liabilities for Consolidated Funded Indebtedness) representing obligations for borrowed money and (e) to the extent carried as an asset, treasury stock, unamortized debt discount and expense plus (ii) the Borrower's pro rata share, based on common equity ownership, of the consolidated net assets (computed and determined as set forth in clause (i)) of Seminole.



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                                                                              7



     "Consolidated Net Earnings" means consolidated gross revenues of the Borrower and its Subsidiaries, less all operating and nonoperating expenses of the Borrower and its Subsidiaries (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings, which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains (in excess of the write-down of assets) resulting from the write-up of assets, any earnings of any corporation acquired by the Borrower or any Subsidiary through the purchase for any year prior to the year of acquisition, or any equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period for which such amount is being determined, the net income (loss) of the Borrower and its Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (or loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the Person's assets are acquired by the Borrower or any of its Subsidiaries and
(iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Consolidated Net Worth" means, as of the date of determination, an amount equal to (a) Consolidated Net Assets at such date less (b) Consolidated Funded Indebtedness at such date.

     "Consolidated Senior Funded Indebtedness" means Funded Indebtedness of the Borrower that, by its terms, is not specifically subordinated to any other indebtedness and Funded Indebtedness of Subsidiaries (other than to the Borrower).




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                                                                              8



     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Current Indebtedness" of any Person (i) means any obligation for borrowed money (and any notes payable and trade acceptances, bankers acceptances and other drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided, however, that any obligation shall be treated as Funded Indebtedness, regardless of its term, if such obligation (a) shall be renewable at the option of such Person pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation or (b) may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement or (c) is represented by commercial paper which is issued against a revolving credit or similar agreement effective for more than one year after the date of the issuance of such commercial paper unless such Person shall choose, at its option, to treat such commercial paper as Current Indebtedness and shall so account for it (such indebtedness, subject to the exclusions set forth in the immediately preceding proviso being hereinafter called "Direct Current Indebtedness"); and (ii) also includes Direct Current Indebtedness of any third party that has been guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management or release of any Hazardous Material.


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     "Environmental Liability" means any liability, contingent or otherwise
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Material Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

     "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.


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     "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
Rate.

     "Funded Indebtedness" of any Person means (i) any obligation payable more than one year from the date of the creation thereof that under GAAP is required to be shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), plus (without duplication) (a) the aggregate outstanding amount of mineral production payments sold and (b) all Capitalized Lease Obligations (all the foregoing being hereinafter called "Direct Funded Indebtedness"); and (ii) shall also include Direct Funded Indebtedness of any third party that has been guaranteed by such Person. In determining Funded Indebtedness for purposes of Section 6.04 of this Agreement, Funded Indebtedness shall exclude Indebtedness secured by Liens permitted under
Section 6.02(i) of this Agreement.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, any state, county, municipal or other local governmental authority or judicial or regulatory agency, board, body, commission, instrumentality, court or quasi-governmental authority.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means and includes Current Indebtedness and Funded Indebtedness.

     "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

     "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b)


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                                                                             11



with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

     "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than one month) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Committed Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Committed Letter of Credit.



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     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Committed Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any standby letter of credit issued pursuant to this Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.




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     "MAPL" means Mid-America Pipeline Company, a Delaware corporation, which is a Wholly-Owned Subsidiary.

     "MAPL Consolidated Net Tangible Assets" means the consolidated assets of MAPL and its subsidiaries, excluding all intercompany accounts with the Borrower and its Subsidiaries except those between MAPL and its subsidiaries, and less, without duplication, (i) consolidated current liabilities (excluding current maturities of Funded Indebtedness), (ii) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (iii) minority interests in subsidiaries, (iv) all other long-term liabilities other than liabilities for Funded Indebtedness representing obligations for borrowed money, and (v) to the extent carried as an asset, treasury stock, unamortized debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets and any write-up of the value of any assets after December 31, 1993; all as determined in accordance with GAAP consistent with those followed in the preparation of the financial statements referred to in Section 5.01 of this Agreement.

     "MAPL Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by MAPL or one or more subsidiaries of MAPL.

     "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder.

     "Material Subsidiary" means and includes any Subsidiary of the Borrower which shall own at least 15% of the consolidated assets of the Borrower and its Subsidiaries or which shall have contributed at least 15% of the Consolidated Net Income of the Borrower and its Subsidiaries during the next preceding fiscal year and, for purposes of Article VI of this Agreement, any Subsidiaries which in the aggregate own at least 15% of the consolidated assets of the Borrower


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and its Subsidiaries or which contributed at least 15% of the Consolidated Net
Income of the Borrower and its Subsidiaries during the next preceding fiscal year.

     "Maturity Date" means March 25, 2002.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Original Credit Agreement" means the Competitive Advance and Revolving Credit Facility Agreement dated as of April 29, 1994 among the Borrower, the Banks named therein and The Chase Manhattan Bank, as Agent for the Banks, as amended.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. "Register" has the meaning set forth in Section 9.04.

     "Regulation G" means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.



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                                                                             15



     "Regulation X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Reportable Event" means any Reportable Event within the meaning of
Section 4043(b) of Title IV of ERISA (other than paragraphs (3), (7) and (8) thereof).

     "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans and Competitive LC Exposure of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

     "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

     "Revolving Loan" means a Loan made pursuant to Section 2.03.

     "S&P" means Standard & Poor's.

     "Seminole" means Seminole Pipeline Company, a Delaware corporation.

     "Seminole Consolidated Net Tangible Assets" means the consolidated assets of Seminole and its subsidiaries, excluding all intercompany accounts with the Borrower and its Subsidiaries except those between Seminole and its subsidiaries, and less, without duplication, (i) consolidated current liabilities (excluding current


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                                                                             16



maturities of Funded Indebtedness), (ii) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (iii) minority interests in subsidiaries, (iv) all other long-term liabilities other than liabilities for Funded Indebtedness representing obligations for borrowed money, and (v) to the extent carried as an asset, treasury stock, unamortized debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets and any write-up of the value of any assets after December 31, 1993; all as determined in accordance with GAAP consistent with those followed in the preparation of the financial statements referred to in Section 5.01 of this Agreement.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Indebtedness" means any Funded Indebtedness of the Borrower that is by its terms expressly subordinated to the Loans made pursuant to this Agreement.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.




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     "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

     "Wholly Owned Subsidiary" means any Subsidiary of the Borrower, all the stock of every class of which, except directors' qualifying shares, shall at the time as of which any determination is being made be owned by the Borrower either directly or through other Wholly Owned Subsidiaries.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be


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construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the


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                                                                             19



total Competitive LC Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Subject to Section 2.19, each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen Eurodollar Revolving Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.



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                                                                             20



     SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

     (i)   the aggregate amount of the requested Borrowing;

     (ii)  the date of such Borrowing, which shall be a Business Day;

     (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

     (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during


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the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the total Competitive LC Exposure at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

     (i)   the aggregate amount of the requested Borrowing;

     (ii)  the date of such Borrowing, which shall be a Business Day;

     (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

     (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

     (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.




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     (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

     (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

     (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii)


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above, the Borrower may accept Competitive Bids at the same Competitive Bid
Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     SECTION 2.05. Competitive LC Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive LC Bids and may (but shall not have any obligation to) accept Competitive LC Bids and the issuance for its own account of Competitive Letters of Credit; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the total Competitive LC Exposure at any time shall not exceed the total Commitments. To request Competitive LC Bids, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed issuance of any Competitive Letter of Credit; provided that the Borrower may submit up to (but not more than) five Competitive LC Bid Requests on the same day, but a Competitive LC Bid Request shall not be made within five Business Days


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after the date of any previous Competitive LC Bid Request, unless any and all such previous Competitive LC Bid Requests shall have been withdrawn or all Competitive LC Bids received in response thereto rejected. Each such telephonic Competitive LC Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive LC Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive LC Bid Request shall specify the following information:

     (i)   the amount of each such Competitive Letter of Credit;

     (ii) the date of issuance of each such Competitive Letter of Credit, which shall be a Business Day;

     (iii) the date on which each such Competitive Letter of Credit is to expire (which shall not be later than the date which is five Business Days prior to the Maturity Date); and

     (iv) the name and address of the beneficiary thereof and such other information as shall be necessary to prepare each such Competitive Letter of Credit.

Promptly following receipt of a Competitive LC Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive LC Bids.

     (b) Each Lender may (but shall not have any obligation to) make one or more Competitive LC Bids to the Borrower in response to a Competitive LC Bid Request. Each Competitive LC Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy not later than 9:30 a.m., New York City time, three Business Days before the proposed date of issuance of such Competitive Letter of Credit. Competitive LC Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive LC Bid shall specify (i) the amount (which may equal the entire amount of the Competitive Letters of Credit requested by the Borrower) of the Competitive Letters of Credit that the Lender is willing to issue, and (ii) the Competitive LC Bid Rate or Rates at which the Lender is prepared to issue any such Competitive Letter of Credit (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places).


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     (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive LC Bid Rate and the amount specified in each Competitive LC Bid and the identity of the Lender that shall have made such Competitive LC Bid.

     (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive LC Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive LC Bid not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed issuance; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive LC Bid, (ii) the Borrower shall not accept a Competitive LC Bid made at a particular Competitive LC Bid Rate if the Borrower rejects a Competitive LC Bid made at a lower Competitive LC Bid Rate, (iii) the aggregate amount of the Competitive LC Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Letters of Credit specified in the related LC Bid Request, and (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive LC Bids at the same Competitive LC Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive LC Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive LC Bid. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive LC Bid has been accepted (and, if so, the amount and Competitive LC Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to issue the Competitive Letter of Credit in respect of which its Competitive LC Bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive LC Bid in its capacity as a Lender, it shall submit such Competitive LC Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive LC Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     (g) If any issuing Lender shall make any Competitive LC Disbursement in respect of a Competitive Letter of Credit, the Borrower shall reimburse such Competitive LC Disbursement by paying to the Administrative Agent for the account of the issuing Lender an


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amount equal to such Competitive LC Disbursement not later than 12:00 noon, New
York City time, on the date that such Competitive LC Disbursement is made, if the Borrower shall have received notice of such Competitive LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt.

     (h) Each Competitive Letter of Credit shall be in a form acceptable to the Borrower and the issuing Lender and shall be issued pursuant to the terms and conditions of a letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the issuing Lender.

     SECTION 2.06. Committed Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Committed Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Committed Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Committed Letter of Credit (or the amendment, renewal or extension of an outstanding Committed Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Committed Letter of Credit, or identifying the Committed Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Committed Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Committed Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend


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such Committed Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Committed Letter of Credit. A Committed Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Committed Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans and the total Competitive LC Exposure shall not exceed the total Commitments.

     (c) Expiration Date. Each Committed Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Committed Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Maturity Date.

     (d) Participations. By the issuance of a Committed Letter of Credit (or an amendment to a Committed Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Committed Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Committed Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Committed Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Committed Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Committed Letter of Credit, the Borrower


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shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be


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performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

     (i) any lack of validity or enforceability of any Committed Letter of Credit or this Agreement, or any term or provision therein;

     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Committed Letter of Credit or this Agreement;

     (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Committed Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

     (iv) any draft or other document presented under a Committed Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

     (v) payment by the Issuing Bank under a Committed Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Committed Letter of Credit; and

     (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Committed Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Committed Letter of Credit (including any document required to make a


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drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Committed Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Committed Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Committed Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Committed Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Committed Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account


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of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Committed Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Committed Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Committed Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which


                                   59 of 120

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investments shall be made at the option and sole discretion of the
Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such


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Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;




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     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a
   Eurodollar Borrowing; and

     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing and shall have an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the total Competitive LC Exposure would exceed the total Commitments.



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     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner


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affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

     (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.




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     SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative
Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including March 25, 1997 to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees under this Section 2.12(a) shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay with respect to Committed Letters of Credit
(i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Committed Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Committed Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on


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which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

     (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

     (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 1% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 1% plus the rate applicable to ABR Loans as provided above.

     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i)


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interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent pursuant to Sections
2.03 and 2.04, and such determination shall be conclusive absent manifest error.

     SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar


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Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii)
any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

     SECTION 2.15. Increased Costs. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or the Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof:

     (i) shall change the basis of taxation of payments to such Lender of the principal of or interest on any Loan made by such Lender, its applicable lending office, or a branch or affiliate thereof or any other fees or amounts payable hereunder (except for Withholding Taxes as defined in Section 2.17 and taxes imposed on the overall (i.e., worldwide) net income of such Lender by any jurisdiction);

     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or the Issuing Bank which is not otherwise included in the determination of the LIBO Rate or covered by Section 2.15(c); or

     (iii) shall impose on such Lender or the Issuing Bank any other condition affecting the Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining its Commitment, any ABR Loans, any Eurodollar Loans or any Fixed Rate Loans or to increase the cost to such Lender or the Issuing Bank, by an amount which such Lender or the Issuing Bank deems to be material, of participating in, Issuing or maintaining any Letter of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or the Issuing Bank, as the


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case may be, upon its demand, any additional amounts necessary to compensate such Lender or the Issuing Bank, as the case may be, for such increased cost or reduced amount receivable. If any Lender or the Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section 2.15(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

     (b) If any Lender or the Issuing Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on such Lender's or the Issuing Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or the Issuing Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or the Issuing Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time, after submission by such Lender or the Issuing Bank, as the case may be, to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall promptly pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such reduction.

     (c) The Borrower agrees to pay to each Lender which requests compensation under this Section 2.15(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency Liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other "category of liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category or extensions of credit or other assets of such Lender which includes any Eurodollar Loans, an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such


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reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

     (i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

     (ii) the difference between (x) a fraction, the numerator of which is the LIBO Rate (expressed as a decimal) applicable to such Eurodollar Loan, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date, minus (y) such numerator; and

     (iii) a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 2.15(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

     (d) A certificate as to any additional amounts payable pursuant to this
Section 2.15 submitted by any Lender or the Issuing Bank, through the Administrative Agent, to the Borrower shall specify in reasonable detail the basis for the request for compensation of such additional amounts and the method of computation thereof and shall be conclusive in the absence of manifest error. The Borrower shall (except as otherwise provided in Section 2.15(c)) pay each Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate delivered by it within 30 days after receipt thereof.

     (e) Promptly after any Lender or the Issuing Bank, as the case may be, has determined that it will make a request for additional amounts pursuant to this
Section 2.15, such Lender or the Issuing Bank will notify the Borrower thereof. Failure on the part of any Lender or the Issuing Bank so to notify the Borrower or to demand additional amounts with respect to any period shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand additional amounts with respect to such period or any other period. The protection of this Section shall be available to each Lender and the Issuing Bank


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regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Issuing Bank for compensation; provided, however, that if any Lender or the Issuing Bank shall receive reimbursement of any such additional amount or amounts under this Section and the reason for such reimbursement is subsequently deemed invalid or inapplicable by a court or administrative agency of competent jurisdiction, then within 60 days of such determination of invalidity or inapplicability each Lender or the Issuing Bank, as the case may be, receiving any such reimbursement (including interest thereon at the Federal Funds Effective Rate from the date of such determination) shall remit to Borrower the amount of such reimbursement paid by Borrower.

     (f) Notwithstanding any other provisions of this Section 2.15, a Lender shall not be entitled to compensation pursuant to this Section (i) in respect of any Competitive Loan if the adoption or change in any Requirement of Law or in the interpretation or application thereof or compliance with any request or directive that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made and (ii) in respect of any Loan unless such Lender represents to the Borrower that at the time it is the policy or general practice of such Lender to demand such compensation for comparable costs or reductions, if any, in similar circumstances, if any, under comparable provisions of other credit agreements for comparable customers.

     SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to


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the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.17. Taxes. (a) Except as otherwise required by law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Withholding Taxes"), excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender (or assignee of any Lender pursuant to Section 9.04, a "Transferee") or the Issuing Bank as a result of a present or former connection between the Administrative Agent or such Lender (or Transferee) or the Issuing Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (or Transferee) or the Issuing Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender (or Transferee) or the Issuing Bank hereunder, the amounts so payable to the Administrative Agent or such Lender (or Transferee) or the Issuing Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (or Transferee) or the Issuing Bank (after payment of all Non-Excluded Taxes) interest or any such


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other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender (or Transferee) or the Issuing Bank that is not organized under the laws of the United States of America or a state thereof if such Lender (or Transferee) or the Issuing Bank fails to comply with the requirements of paragraph (c) of this Section 2.17. Whenever any Non- Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender (or Transferee) or the Issuing Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Lenders (and the Transferees) and the Issuing Bank for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender (or Transferee) or the Issuing Bank as a result of any such failure.

     (b) If any Lender (or Transferee) or the Issuing Bank or the Administrative Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Section 2.17, which refund in the good faith judgment of such Lender (or Transferee) or the Issuing Bank or the Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender (or Transferee) or the Issuing Bank or the Administrative Agent, as the case may be, shall reimburse the Borrower (without interest, other than interest included in such refund) for such amount as the Lender (or Transferee) or the Issuing Bank or the Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been if the payment had not been required. Each Lender (or Transferee), the Issuing Bank and the Administrative Agent, as the case may be, shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither any Lender (or Transferee) nor the Issuing Bank nor the Administrative Agent shall be obligated to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (b) or any other provision of this Section 2.17.

     (c) Each Lender (or Transferee) or Issuing Bank that is not a citizen or resident of the United States of America, a corporation,


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partnership or other entity created or organized in or under the laws of the
United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 4224 or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.17(c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(c) that such Non-U.S. Lender is not legally able to deliver.

     (d) Notwithstanding any other provision of this Section 2.17, the Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States federal withholding tax pursuant to paragraph (a) above to the extent that the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a Participant, on the date such Participant became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan.

     (e) Any Lender (or Transferee) or the Issuing Bank claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and


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would not, in the sole determination of such Lender (or Transferee) or the
Issuing Bank, be otherwise disadvantageous to such Lender (or Transferee) or the Issuing Bank.

     (f) Each Lender (or Transferee) or the Issuing Bank represents that it is not, and agrees that at all times during the term of this Agreement will not be, a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(l) of the Code and the regulations thereunder) with respect to any Loan.

     SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time (other than amounts sent by wire transfer initiated prior to such time) on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.




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     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but


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excluding the date of payment to the Administrative Agent, at the
Federal Funds Effective Rate.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

     (b) If any Lender (i) gives notice under Section 2.14(b) or requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (ii) defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense (in the case of clause (i) above) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding


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principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a notice given under Section 2.14(b), such assignment will result in an elimination of the circumstances giving rise to such notice, or in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 2.20. Representation and Warranties of Each Lender. Each Lender represents and warrants as of the date it acquires its Commitment or Loans hereunder that such Lender is:

     (c) either (i) a United States branch of a commercial banking institution and all of the income derived by it from the transactions contemplated by this Agreement will be, under laws as in effect on the date it acquires its Commitment or Loans hereunder, effectively connected with the conduct of a trade or business in the United States, or (ii) a commercial banking institution organized under the laws of the United States or any state thereof or the District of Columbia, and

     (d) participating hereunder as a Lender for its own account.


                                  ARTICLE III

                         Representations and Warranties

     The Borrower represents and warrants to the Lenders that:

     SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is a corporation duly organized and has the corporate power and authority to own its property and to carry on its business as now conducted. Each of the Borrower and its Material Subsidiaries is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and is qualified to do business in every jurisdiction where it owns or leases any material property, other than such jurisdictions where such non-qualification will not have an adverse material economic effect on the Borrower and its Subsidiaries taken as a whole.



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     SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not conflict with, violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets (except such conflicts, violations, or defaults, which do not, when taken as a whole, have an adverse material economic effect on the Borrower and its Subsidiaries taken as a whole) and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Administrative Agent and the Lenders
(i) the consolidated balance sheet of the Borrower as of December 31, 1995, and the consolidated statement of income and changes in financial position of the Borrower for the year ended December 31, 1995, all audited by Deloitte & Touche LLP, independent auditors, and (ii) an unaudited consolidated balance sheet of the Borrower as of September 30, 1996, and the related unaudited consolidated statements of income and cash flow of the Borrower for the fiscal quarter ended September 30, 1996, all certified by the Executive Vice President and Chief Financial Officer or the Treasurer of the Borrower. All such balance sheets and statements of income and cash flow present fairly, in all material respects, the financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated (subject to normal year-end audit adjustments in the case of such interim financial statements). The financial statements referred to in this paragraph have been prepared in accordance with GAAP applied on a consistent basis.


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     (b) Except as disclosed in the quarterly report dated September 30, 1996 filed with the Securities and Exchange Commission, since December 31, 1995, there has been no material adverse change in the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     SECTION 3.05. Properties. Each of the Borrower and its Subsidiaries has good and valid title to its properties and assets reflected on the balance sheets referred to in Section 3.04(a) above or acquired since the date thereof except for (a) such assets as have been disposed of since the date thereof as no longer used or useful in the conduct of their respective businesses, (b) such assets as have been disposed of in the ordinary course of business or (c) title defects which do not have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.02 hereof.

     SECTION 3.06. Litigation and Environmental Matters. (a) Except as previously disclosed in the financial statements delivered in accordance with
Section 3.04 or otherwise disclosed in writing to the Lenders, there are no actions, suits or other proceedings at law or in equity or by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any property or rights of the Borrower or any of its Subsidiaries (a) which in the reasonable judgment of the Borrower's management is reasonably likely to be adversely determined and that, if adversely determined, would materially impair the ability of the Borrower and its Subsidiaries taken as a whole to carry on business substantially as now conducted, or would materially and adversely affect the financial condition of the Borrower and its Subsidiaries taken as a whole or (b) that involve this Agreement or the Transactions.

     (b) Except as disclosed in writing to the Lenders and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Material Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.

     SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable


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to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports which, to the knowledge of the responsible officers of the Borrower, are required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. Employee Benefit Plans. The Borrower and each Subsidiary are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan administered by the Borrower, any Subsidiary or any administrator designated by the Borrower or any Subsidiary that could materially and adversely affect the business, properties or assets, operations or condition (financial or other) of the Borrower and the Subsidiaries taken as a whole. There are no material unfunded vested liabilities under any Plan administered by the Borrower or any of the Subsidiaries or by any administrator designated by the Borrower or any Subsidiary, other than those liabilities, if any, which when taken as a whole will not have a material adverse economic effect on the Borrower or any of its Subsidiaries taken as a whole.

     SECTION 3.11. Subordinated Indebtedness. There is no Subordinated Indebtedness of the Borrower outstanding as of the date hereof.

     SECTION 3.12. Federal Reserve Regulations. (a) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the


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purpose of purchasing or carrying any Margin Stock, as such term is defined in
Regulation U.

     (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock (with the exception of the common stock of the Borrower or the common stock of a publicly held company, provided that the purchase or carrying of such stock complies with the Regulations of the Board) or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, U or X. If requested by any Lender, the Borrower shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in Regulation U.


                                   ARTICLE IV

                                   Conditions

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and issue Competitive Letters of Credit and of the Issuing Bank to issue Committed Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of David W. Bowman, Esq., Senior Vice President, General Counsel and Secretary for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.



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     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

     (f) The Administrative Agent shall have received a copy of the notice given by the Borrower under Section 2.10 of the Original Credit Agreement permanently terminating the Commitments (as defined in the Original Credit Agreement) thereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and issue Competitive Letters of Credit and of the Issuing Bank to issue Committed Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on March 25, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing or to issue any Competitive Letter of Credit, and of the Issuing Bank to issue, amend, renew or extend any Committed Letter of Credit, is subject to the satisfaction of the following conditions:




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     (a) The representations and warranties of the Borrower set forth in this
   Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each making of a Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section; provided, however, that for the purposes of this
Section 4.02, the representations and warranties as to Sections 3.04(b) and 3.06(a) shall be as follows:

     (x) No Material Adverse Change. Since the date of the most recent financial statement delivered to the Lenders pursuant to Section 5.01(a)(i) or
(ii) hereof or Section 3.04(a) if no statement has been delivered at such time pursuant to Section 5.01(a)(i) or (ii) hereof, there has been no material adverse change in the condition, financial or other, of the Borrower and the Subsidiaries taken as a whole.

     (y) Litigation. Except as previously disclosed in the financial statements delivered in accordance with Section 3.04(a) and 5.01 or otherwise disclosed in writing to the Lenders, there has been no action, suit or other proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any property or rights of the Borrower or any of its Subsidiaries, which in the reasonable judgment of the Borrower's management, is reasonably likely to be adversely determined and, if adversely determined, would materially impair the ability of the Borrower and its Subsidiaries taken as a whole to carry on business substantially as now conducted, or would materially and adversely affect the financial condition of the Borrower and its Subsidiaries taken as a whole.




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                                   ARTICLE V

                             Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements and Competitive LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

         (a)  in the case of the Borrower:

           (i) within 120 days after the end of each fiscal year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings for such fiscal year, certified by Deloitte & Touche LLP or other independent auditors of recognized standing and acceptable to the Lenders, such acceptance not to be unreasonably withheld (the form of such certification to be acceptable to the Lenders);

           (ii) within 60 days after the end of each of the first three quarters in each fiscal year, consolidated financial statements similar to those referred to in clause (i) above, unaudited but certified by the Executive Vice President and Chief Financial Officer, Treasurer or Controller of the Borrower, such balance sheets to be as of the end of such quarter and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end audit adjustments;

          (iii) concurrently with the statements submitted under clause (i) above, a certificate of the accounting firm certifying such statements to the effect that in the normal course of its examination it did not become aware of any Event of Default or any event which with notice or lapse of time or both would constitute such


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   an Event of Default, or, if it did become aware of such Event of Default or event, specifying the nature and extent thereof;

     (iv) concurrently with each delivery of financial statements required by clauses (i) and (ii) above, a certificate signed in the name of the Borrower by its President, one of its Executive or Senior Vice Presidents or Vice Presidents or its Treasurer (A) stating that there exists no Event of Default nor any event which upon notice or lapse of time or both would constitute such an Event of Default, or, if any such Event of Default or event shall have occurred, specifying the nature and extent thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (B) demonstrating in detail satisfactory to the Administrative Agent compliance with the provisions of Section 6.04 and 6.06; and

     (v) with reasonable promptness, such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as any of the Lenders may from time to time reasonably request.

     (b)  in the case of MAPL:

     (i) within 120 days after the end of each fiscal year, consolidated balance sheets of MAPL and the MAPL Subsidiaries as of the end of such fiscal year, and consolidated statements of income and retained earnings for such fiscal year, unaudited but certified by the principal financial officer of MAPL;

     (ii) within 60 days after the end of each of the first three quarters in each fiscal year, consolidated financial statements similar to those referred to in clause (i) above (with the exception of financial footnotes), unaudited but certified by the principal financial officer of MAPL, such balance sheets to be as of the end of such quarter and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end audit adjustments; and



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     (iii) concurrently with the statements submitted under clauses (i) and
   (ii) above, a certificate signed by the principal financial officer of MAPL setting forth the amount at the end of such fiscal period of the Funded Indebtedness of MAPL and the percentage that such Funded Indebtedness is of the MAPL Consolidated Net Tangible Assets at such time.

     (c) in the case of Seminole, in the event any Funded Indebtedness of Seminole is outstanding:

     (i) within 120 days after the end of each fiscal year, consolidated balance sheets of Seminole and its subsidiaries as of the end of such fiscal year, and consolidated statements of income and retained earnings for such fiscal year, unaudited but certified by the principal financial officer of Seminole;

     (ii) within 60 days after the end of each of the first three quarters in each fiscal year, consolidated financial statements similar to those referred to in clause (i) above (with the exception of financial footnotes), unaudited but certified by the principal financial officer of Seminole, such balance sheets to be as of the end of such quarter and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end audit adjustments; and

     (iii) concurrently with the statements submitted under clauses (i) and
   (ii) above, a certificate signed by the principal financial officer of Seminole setting forth the amount at the end of such fiscal period of the Funded Indebtedness of Seminole and the percentage that such Funded Indebtedness is of the Seminole Consolidated Net Tangible Assets at such time.

     SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a)   the occurrence of any Default;

     (b) (i) entry of judgment in any action, suit or proceedings at law or in equity or by or before any governmental


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   instrumentality or other agency or (ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, under either circumstance, in the reasonable judgment of the Borrower's management, is reasonably likely to be adversely determined and if adversely determined, would materially impair the ability of the Borrower and its Subsidiaries taken as a whole to carry on business substantially as now conducted, or would materially and adversely affect the business, operations, properties or assets or condition (financial or other) of the Borrower and its Subsidiaries taken as a whole; and

     (c) (i) as soon as possible, and in any event within 30 days after any executive officer of the Borrower knows or has reason to know that any material Reportable Event with respect to any Plan has occurred, a statement of the principal financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC; and (ii) promptly after receipt thereof, a copy of any notice the Borrower or any Subsidiary of the Borrower shall have received from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights and franchises; continue to conduct and operate its business substantially as conducted and operated on a consolidated basis during the present and preceding calendar year (subject to changes in the ordinary course of business or the provisions of Section 6.03); at all times maintain, preserve and protect all material franchises and tradenames and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times;


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at all times keep its insurable properties adequately insured and maintain (a)
insurance or self-insurance, to such extent and against such risks, including fire, as is customary with companies in the same or similar business, (b) necessary workmen's compensation insurance and (c) such other insurance as may be required by law; provided, however, that nothing contained in this Section shall prevent the Borrower or any Subsidiary of the Borrower from ceasing or omitting to exercise any rights, licenses, permits or franchises (including, in the case of a Subsidiary of the Borrower, the corporate existence thereof) which in the judgment of the Borrower can no longer be profitably exercised or availed of or prevent the Borrower or any Subsidiary of the Borrower from selling, abandoning or otherwise disposing of any property the retention of which in the good faith judgment of the Borrower is inadvisable or not necessary to the business of the Borrower or any Subsidiary of the Borrower, or prevent any liquidation of any Subsidiary of the Borrower or any merger, consolidation, sale or acquisition expressly permitted by the provisions of
Section 6.03 or prevent the Borrower or any Subsidiary of the Borrower from self-insuring certain properties if insurance shall not be available at a reasonable cost in the good faith judgment of the Borrower.

     SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay all its obligations promptly and in accordance with normal terms and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books reserves which are believed in good faith by the Borrower and such Subsidiary to be adequate with respect to any such tax, assessment, charge, levy or claim so contested.

     SECTION 5.05. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its


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Subsidiaries to, permit any representatives designated by the Administrative
Agent, upon reasonable prior notice, to visit and inspect its properties, and examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular business hours and as often as reasonably requested.

     SECTION 5.06. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.07. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for refinancing loans made under the Original Credit Agreement, financing working capital needs and for general corporate purposes, including acquisitions, of the Borrower and its Subsidiaries in the ordinary course of business. Letters of Credit will be issued to support obligations of the Borrower and its Subsidiaries incurred for general corporate purposes in the ordinary course of business.


                                   ARTICLE VI

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements and Competitive LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness created hereunder;

     (b) deposits or advances accepted in the ordinary course of business;




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     (c) Indebtedness of any Subsidiary of the Borrower to the Borrower or any
   Wholly Owned Subsidiary of the Borrower;

     (d) Current Indebtedness of the Borrower to any Subsidiary of the Borrower;

     (e) Subordinated Indebtedness of the Borrower (but not any Subsidiary of the Borrower);

     (f) Funded Indebtedness of the Borrower (but not any Subsidiary of the Borrower), to the extent permitted by Section 6.04 below;

     (g) Current Indebtedness;

     (h) Without duplication of any Indebtedness permitted by the other clauses in this Section 6.01, Indebtedness secured by Liens referred to in Section 6.02(g) and (i) below;

     (i) Funded Indebtedness of MAPL (but not any MAPL Subsidiary) provided that such Funded Indebtedness shall not at any time exceed the lesser of 50% of the MAPL Consolidated Net Tangible Assets or $110,000,000;

     (j) Funded Indebtedness of Seminole, provided that such Funded Indebtedness (i) is without recourse to the Borrower and its Subsidiaries (other than Seminole) or any of their respective properties (other than the property of Seminole) and (ii) shall not at any time exceed 40% of the Seminole Consolidated Net Tangible Assets. For purposes of determining Funded Indebtedness of Seminole, Indebtedness of Seminole to the Borrower shall be excluded; and

     (k) Without duplication of any Funded Indebtedness permitted by the other clauses in this Section 6.01, Indebtedness of any Subsidiary of the Borrower provided that the aggregate amount of such Indebtedness for all such Subsidiaries shall not at any time exceed an amount equal to 5% of Consolidated Capitalization.




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     SECTION 6.02. Liens. The Borrower will not, and will not permit any of its
Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings;

     (b) other Liens (i) incidental to the conduct of its business or the ownership of its property and assets or (ii) otherwise disclosed in writing to the Lenders by Memo dated March 6, 1997 which, in either case, are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries or materially impair the use thereof in the operation of the respective businesses of the Borrower and its Subsidiaries;

     (c) Liens on property or assets of a Subsidiary of the Borrower to secure obligations of such Subsidiary to the Borrower or any Wholly Owned Subsidiary of the Borrower;

     (d) any Lien existing on any real or personal property of any corporation at the time it becomes a Subsidiary of the Borrower, or existing prior to the time of acquisition upon any real or personal property acquired by the Borrower or any Subsidiary of the Borrower through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary, or placed upon real property being acquired by the Borrower or any Subsidiary of the Borrower to secure a portion of the purchase price thereof; provided, however, that (i) such property shall not be or shall not thereby become encumbered in an amount in excess of two-thirds of the lesser of cost thereof or fair value therefor (as determined in good faith by the Board of Directors of the Borrower or such Subsidiary, where relevant), (ii) any such Lien shall not encumber any other property of the Borrower or such Subsidiary, (iii) the aggregate principal amount of Indebtedness secured by all such Liens and any Liens permitted by clause (e) below, at any one time


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   outstanding for the Borrower and its Subsidiaries, shall not exceed an amount equal to 5% of Consolidated Capitalization and (iv) immediately after giving effect to the incurrence of the Indebtedness secured by any such Lien, the Borrower will not have outstanding Funded Indebtedness in excess of the limitations set forth in Section 6.04 below;

     (e) any Lien renewing, extending or refunding any Lien permitted by clause
   (d) above; provided, however, that (i) the principal amount of Indebtedness secured shall not be increased, (ii) the Lien shall not be extended to any other property and (iii) immediately after giving effect to the incurrence of the Indebtedness secured by any such Lien, the Borrower will not have outstanding Funded Indebtedness in excess of the limitations set forth in
   Section 6.04 below;

     (f) Liens existing under mineral production payments;

     (g) Liens placed upon personal property purchased under conditional sale or other title retention agreements; provided, however, that the aggregate amount secured by all such Liens shall not exceed $10,000,000 at any one time outstanding for the Borrower and its Subsidiaries;

     (h) Liens to secure any Indebtedness; provided, however, that (i) the aggregate principal amount of Indebtedness secured by all such Liens when added to Liens permitted by clauses (a) through (g) above, at any one time outstanding for the Borrower and its Subsidiaries, shall not exceed an amount equal to 10% of Consolidated Capitalization and (ii) immediately after giving effect to the incurrence of the Indebtedness secured by any such Lien, the Borrower will not have outstanding Funded Indebtedness in excess of the limitations set forth in Section 6.04 below; and

     (i) Without duplication of any Liens permitted by the other clauses in this Section 6.02, any Lien existing on any asset of any corporation at the time it becomes a Subsidiary of the Borrower, or existing prior to the time of acquisition upon any asset acquired by the Borrower or any Subsidiary of the Borrower through purchase, merger or consolidation or otherwise or any


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   Lien placed upon any asset to secure Indebtedness incurred by the Borrower and/or any Subsidiary of the Borrower to finance the acquisition and/or construction of such asset, provided that (i) the Indebtedness secured by any such Liens shall be without recourse to the Borrower or any of its Subsidiaries, (ii) to the extent such Liens are not existing Liens, such Liens shall be created within 90 days after the assets financed by such Indebtedness are acquired, (iii) such Liens shall not at any time encumber any other property of the Borrower or such Subsidiary, (iv) such Liens shall not be modified to secure other Indebtedness and the amount of the Indebtedness secured thereby shall not be increased and (v) the aggregate principal amount of Indebtedness secured by all such Liens at any one time outstanding for the Borrower and/or its Subsidiaries shall not exceed an amount equal to 10% of Consolidated Capitalization.

     SECTION 6.03. Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) sell or otherwise dispose of any shares of stock or debt of any Subsidiary of the Borrower or sell, lease, transfer or otherwise dispose of all or a substantial part of the assets of the Borrower or any of its Subsidiaries, unless the Board of Directors of the Borrower or such Subsidiary, as the case may be, has in its sole judgment determined that such sale, lease, transfer or other disposition is for an amount not less than the fair market value of such assets. For purposes of this Section 6.03, it is agreed that 15% or less of the book value of such assets or 15% or less of Consolidated Net Earnings shall not, and that more than 15% of such book value or Consolidated Net Earnings shall, be considered "substantial" for such purposes.

     (b) merge or consolidate with any other corporation, except that

     (i) (A) any Subsidiary of the Borrower may merge or consolidate with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) and (B) in the case of any Subsidiary of the Borrower, other than MAPL, merge or consolidate with any one or more other such Subsidiaries (other than MAPL);




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     (ii)  any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or another Subsidiary of the Borrower (other than MAPL);

     (iii) any Subsidiary of the Borrower may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in paragraph (a) above with respect to a sale of the stock of such Subsidiary of the Borrower;

     (iv) the Borrower may merge or consolidate with any other corporation, provided that (i) the Borrower shall be the continuing or surviving corporation and (ii) the Borrower as the continuing or surviving corporation shall not, immediately after such merger or consolidation, be in default under this Agreement; and

     (v) any Subsidiary of the Borrower may merge or consolidate with any other corporation, provided that (i) such Subsidiary shall be the continuing or surviving corporation or the continuing or surviving corporation shall, by virtue of such merger or consolidation, become a Subsidiary of the Borrower and (ii) the Borrower shall not, immediately after such merger or consolidation, be in default under this Agreement.

     SECTION 6.04. Funded Indebtedness.

     The Borrower will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, permit Consolidated Funded Indebtedness to exceed 60% of Consolidated Capitalization.

     SECTION 6.05. Dividend Restrictions.

     The Borrower will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, permit MAPL to enter into any amendment to, or modification of, any restriction of the payment of dividends in an existing agreement; provided, however, that MAPL may (a) allow to exist an agreement which restricts the declaration or payment of dividends in the event that Indebtedness of MAPL would exceed 50% of the MAPL Consolidated Net Tangible Assets after giving effect to such declaration or payment and (b) enter into any new


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agreement which restricts the payment of dividends provided that such restriction is no more limiting than the restriction contained in (a) above.

     SECTION 6.06. Consolidated Net Worth.

     The Borrower will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, permit Consolidated Net Worth at any time to be less than $450,000,000 plus 50% of the aggregate of Consolidated Net Income from January 1, 1997 to the date of determination.

     SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and its Wholly Owned Subsidiaries not involving any other Affiliate.


                                  ARTICLE VII

                               Events of Default

     If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or Competitive LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten days;

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection


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   with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.07 or in Article VI;

     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower; provided, however, that (i) if by reason of the nature of such default the same cannot be remedied within such 30 day period, (ii) the Borrower has advised the Administrative Agent of the actions being taken to cure such default and (iii) the Borrower proceeds with reasonable diligence to cure such failure, such 30 day period shall be extended to 60 days;

     (f) The Borrower shall default in making any payment in excess of $10,000,000, or any of its Subsidiaries shall default in making any payment in excess of $5,000,000, of any principal of or interest on any obligation (other than the Loans and Letters of Credit) for borrowed money (or any similar obligation under a conditional sale or other title retention agreement or any obligation secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), or on any guarantee of such an obligation of a third party, beyond any period of grace provided with respect thereto or shall default in the performance of any other material agreement, term or condition contained in any agreement under which any such obligation shall have been created if the effect of any such default shall be to cause such obligation to become due prior to its stated maturity;

     (g) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;


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     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admit ting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

     (k) A Reportable Event shall have occurred with respect to any significant Plan which would materially and adversely affect the business, properties or assets, operations or condition (financial or other) of the Borrower and its Subsidiaries taken as a whole, and, within 30 days after the reporting of such Reportable Event to the Lenders, the Required Lenders shall have notified the Borrower in writing that such Reportable Event shall be considered an Event of Default; or

     (l) a Change in Control shall occur; or




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     (m) final judgment shall be entered ordering a dissolution or split-up of the Borrower or any Material Subsidiary and such judgment shall continue unstayed and in effect for any period of 30 days;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of


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business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any


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action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to


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time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 Miscellaneous

     SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to it at 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119, Attention of Pete Burgess (Telecopy No. (918) 599-3532);

     (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Vincent Siino (Telecopy No. (212) 552-5777), with a copy to Chase Securities, Inc., 2200 Ross Avenue, 3rd Floor, Dallas, Texas 75201, Attention of W. Paschall Tosch (Telecopy No. (214) 965-2389);

     (c) if to the Issuing Bank, to The Chase Manhattan Bank at 55 Water Street, 17th Floor, New York, New York 10041, Attention of Victor A. Marinaccio (Telecopy No. (212) 363-5656);

     (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the


                                  102 of 120
exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or Competitive LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder or in connection with any Competitive Letter of Credit, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement or Competitive LC Disbursement, or any interest thereon, or any fees payable hereunder or in connection with any Competitive Letter of Credit, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change
Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

     SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the


                                  103 of 120
reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) after an Event of Default has occurred, all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.


                                  104 of 120

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

     SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate


                                  105 of 120
of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans or Competitive Letters of Credit, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans, LC Disbursements and Competitive LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant


                                  106 of 120
to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is


                                  107 of 120
notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the


                                  108 of 120

Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this


                                  109 of 120

Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.11. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent


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
                                                                             83



such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.13. Original Credit Agreement. From and after the Effective Date, the Original Credit Agreement and the Commitments thereunder shall terminate and cease to be of any further effect. The Borrower shall, not later than the Effective Date, repay in full all outstanding loans, and all accrued interest, fees and other amounts under the Original Credit Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  111 of 120

                                                   MAPCO INC.


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   THE CHASE MANHATTAN BANK,
                                                   individually and as
                                                   Administrative Agent,


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   BANK OF AMERICA NATIONAL
                                                   TRUST AND SAVINGS ASSOCIATION


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   THE FIRST NATIONAL BANK OF
                                                   CHICAGO


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   MORGAN GUARANTY TRUST
                                                   COMPANY OF NEW YORK


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:





                                  112 of 120

                                                   ABN AMRO BANK N.V.


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   THE BANK OF NOVA SCOTIA


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   CIBC, INC.


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:


                                                   CREDIT LYONNAIS


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                   THE FUJI BANK, LIMITED


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:





                                  113 of 120

                                                 THE BANK OF TOKYO-MITSUBISHI,
                                                 LTD., HOUSTON AGENCY


                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:


                                                 THE INDUSTRIAL BANK OF JAPAN,
                                                 LIMITED, NEW YORK BRANCH


                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:


                                                 ROYAL BANK OF CANADA


                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:


                                                 THE SANWA BANK LIMITED


                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:


                                                 THE SUMITOMO BANK, LIMITED


                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:





                                  114 of 120

                                                 BANK OF OKLAHOMA, N.A.


                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:



                                  115 of 120

                                 Schedule 2.01


                                  Commitments




The Chase Manhattan Bank                             $ 50,000,000
Bank of America National Trust
  and Savings Association                              35,000,000
The First National Bank of Chicago                     35,000,000
Morgan Guaranty Trust Company                          35,000,000
ABN Amro Bank N.V                                      25,000,000
The Bank of Nova Scotia                                25,000,000
CIBC, Inc.                                             25,000,000
Credit Lyonnais                                        25,000,000
The Fuji Bank, Limited                                 25,000,000
Bank of Tokyo - Mitsubishi                             20,000,000
The Industrial Bank of Japan,
  Limited, New York Branch                             20,000,000
Royal Bank of Canada                                   20,000,000
The Sanwa Bank Limited                                 20,000,000
The Sumitomo Bank, Limited                             20,000,000
Bank of Oklahomo, N.A                                  20,000,000

Total                                                $400,000,000




                                  116 of 120